UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 6, 2009

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 6, 2009, the Board of Directors of ConAgra Foods, Inc. (the “Company”) appointed Joie A. Gregor a director of the Board based on the recommendation of the Board’s Nominating and Governance Committee, effective as of February 6, 2009. The appointment brings the total size of the board to ten members. On February 6, 2009, the Board also appointed Ms. Gregor to the Human Resources Committee of the Board of Directors, effective as of February 6, 2009.

On February 6, 2009, Ms. Gregor received a grant of 1,200 shares of the Company’s common stock and a grant of non-statutory options to acquire 6,000 shares of the Company’s common stock, with an exercise price equal to the closing market price of the Company’s common stock on the date of grant. These grants reflect a prorated portion of the annual equity award provided to non-employee directors and described in the non-employee director’s compensation section of the Company’s August 2008 proxy statement. In addition to this equity award, Ms. Gregor is eligible to participate in the other non-employee director compensation arrangements described in the Company’s August 2008 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: February 9, 2009	By: /s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Senior Vice President, General Counsel and Corporate Secretary